Exhibit 10.45

FORM OF INDIVIDUAL PERFORMANCE BONUS PLAN
NOTICE OF GRANT OF INCENTIVE STOCK OPTIONS

PARTICIPANT NAME: __________________________________

Notice of Grant

A special Individual Performance Bonus Plan ("IPB") has been developed for you under the Amended and Restated 2006 Globalstar Equity Incentive Plan ("Plan"). Under this IPB, you are receiving ________ Incentive Stock Options, each option being to acquire one share each of Globalstar, Inc. common stock par value $0.00001. Vesting of the Awards will be based on the timely attainment of the Performance Goals described on the attached Exhibit A.

This document ("Grant Notice"), the accompanying form of Incentive Stock Option Agreement ("Agreement"), and the Plan collectively represent the entire agreement between you and the Company with respect to this performance-based stock option grant. Capitalized terms used in this Grant Notice without definition have the meanings given to such terms in the Agreement and the Plan.

Performance Goals

The Compensation Committee has established Performance Goals for which you have significant responsibility (see Exhibit A attached). Accomplishment of each of these goals will result in vesting of your Awards as set forth in Exhibit A. Each goal must be accomplished In its entirety and by the time frame (if any) specified in Exhibit A in order for the related Award of Options to vest, The Committee, in its sole discretion, will determine whether a Performance Goal has been accomplished and such determination will be final and binding,

Payment Provisions

Payment resulting from exercise of vested Options shall be in accordance with the Agreement and the Plan. Vesting of each Award will take place as soon as permitted by the Plan and after the Committee has determined that the goal has been achieved.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that all Awards are governed by this Grant Notice and by the provisions of the Plan and the Incentive Stock Option Agreement, both of which are made part of this document. The Participant acknowledges that copies of the Plan and the Prospectus for the Plan are available on the Company's internal website for viewing at any time. The Company will also provide to Participant upon request printed copies of the Plan and the Prospectus for attachment to the Participant's copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Incentive Stock Option Agreement, and hereby accepts the Award subject to all of its terms and conditions.

[This Notice of Grant and the attached Incentive Stock Option Agreement have been approved by the Company pursuant to a resolution of the Compensation Committee or by the Board of Directors with all members of the Compensation Committee participating on or before the Date of Grant, which is ___________.]

Globalstar, Inc.		Participant

By:

Its:
Date

Address

EXHIBIT A
INDIVIDUAL PERFORMANCE INCENTIVE BONUS PLAN
Goals and Payout Scoring —

	Performance Goal	Performance Period	Options Vesting
Award No. 1

Award No. 2